EXHIBIT 10.1
Fiscal Year 2016 Long-Term Equity Incentive Awards
(Restricted Stock Performance-Based Vesting)

Named Executive Officer	Restricted Stock* (Performance-Based Vesting) (#)	Restricted Stock* (Performance-Based Vesting TSR) (#)

Michael R. Benkel
Executive Vice President, Planning and Allocations	27,292	5,460

Laura A. Coffey
Executive Vice President, Interim Chief Financial Officer	17,246	3,452

Catherine David
Executive Vice President, Merchandising	34,116	6,824

Sharon M. Leite
Executive Vice President, Sales and Customer Experience	32,220	6,446

*These equity awards were granted under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, restated as amended through March 25, 2011. The respective forms of award agreements are attached as Exhibits 10.2 and 10.3. The grants were effective May 11, 2015.